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                                    Exhibit 5






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                                                    December 5, 1997


Board of Directors
Peekskill Financial Corporation
1019 Park Street
Peekskill, New York  10566

Members of the Board:

          We have acted as counsel to Peekskill Financial Corporation (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 163,990 shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), to be offered pursuant to the 1996 Recognition and Retention Plan of the Corporation (the "Plan").

          In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan and agreements thereto, the Corporation's Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

          Based upon the foregoing, it is our opinion that:

1. The shares of Common Stock being so registered have been duly authorized.

2. The shares of Common Stock to be offered by the Corporation will be, when and if issued, sold and paid for as contemplated by the Plan, legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

          We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/Silver, Freedman & Taff, L.L.P.
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                                            SILVER, FREEDMAN & TAFF, L.L.P.